EXHIBIT 10.5

                        FORM OF NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement") is made as of , 1997, by and among Cemax-Icon, Inc., a Delaware Corporation (the "Company"), Imation Corp., a Delaware corporation ("Imation"), and _______, an individual resident of the State of_______ ("Stockholder").

                                    RECITALS

         WHEREAS, Stockholder is the beneficial and record owner of shares of the Company's capital stock and/or options to purchase shares of the Company's capital stock;

         WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Imation and CI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Imation ("Merger Subsidiary"), have agreed that Merger Subsidiary shall be merged (the "Merger") with and into the Company, in accordance with that certain Agreement and Plan of Merger among the Company, Imation and Merger Subsidiary dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will be the surviving corporation and a wholly owned subsidiary of Imation as the "Surviving Corporation"; and

         WHEREAS, Imation and the Company have conditioned the execution of the Merger Agreement on the execution of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the respective undertakings of the parties set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and as an inducement to Imation to complete the Merger pursuant to the terms and conditions of the Merger Agreement, the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         2. EFFECTIVENESS AND TERMINATION OF AGREEMENT. This Agreement shall be effective and binding against the parties only on and after the Effective Time and shall immediately terminate in the event of termination of the Merger Agreement prior to the Effective Time.

         3. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that:

         (a) Stockholder has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company (collectively the "Confidential Information"):

                  (i) Any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented, of the Company that is a trade secret;

                  (ii) Any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, and customer lists and distribution techniques), however documented; and

                  (iii) Any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing;

provided, that Confidential Information shall not include any information which is lawfully disclosed to Stockholder by a third party after the date of termination of Stockholder's employment by the Imation Companies (as defined in Section 5(a)).

         (b) The business of the Company and Imation is international in scope;

         (c) The products and services of the Company and Imation are marketed throughout the world;

         (d) The Company and Imation compete with other businesses that are or could be located in any part of the world;

         (e) Imation and the Company have required that Stockholder make the covenants set forth in Sections 4 and 5 of this Agreement as a condition to the Merger and any payments from the Company to the Stockholder under the Merger Agreement.

         (f) The provisions of Sections 4 and 5 of this Agreement are reasonable and necessary to protect and preserve the Surviving Corporation's and Imation's business; and

         (g) The Surviving Corporation and Imation would be irreparably damaged if Stockholder were to breach the covenants set forth in Sections 4 and 5 of this Agreement.

         4. CONFIDENTIAL INFORMATION. Stockholder acknowledges and agrees that all Confidential Information known or obtained by Stockholder, whether before or after the date hereof, is the property of the Company, and will be the property of Imation and the Surviving Corporation after the Effective Time. Therefore, Stockholder agrees that Stockholder will not, at any time, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether Stockholder has such information in Stockholder's memory or embodied in writing or other physical form, without Imation's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Stockholder's fault or the fault of any other person bound by a duty of confidentiality to Imation or the Surviving Corporation. Stockholder agrees to deliver to Imation at any other time Imation may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Stockholder may then possess or have under Stockholder's control.

         5. NONCOMPETITION. As an inducement to Imation and the Company to enter into the Merger Agreement and as additional consideration for the Merger Consideration to be paid to Stockholder under the Merger Agreement, Stockholder agrees that:

         (a) For a period of____ years after the Effective Time (the "Restricted Period"), except as an employee or agent of Imation, the Surviving Corporation or any of their affiliated companies (collectively, the "Imation Companies"):

                  (i) Stockholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, lend Stockholder's name or any similar name to, lend Stockholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company as in existence or proposed to be developed or acquired by the Company on the date of this Agreement and conducted by any of the Imation Companies after the Effective Time; provided, however, that Stockholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Stockholder agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                  (ii) Stockholder will not, directly or indirectly, either for himself or any other person, (A) induce or attempt to induce any employee of any of the Imation Companies to leave the employ of such Imation Company, (B) in any way interfere with the relationship between an Imation Company and any employee of such Imation Company, (C) without the prior written consent of Imation employ, or otherwise engage as an employee, independent contractor or otherwise, any person who has been an employee of the Company or an Imation Company during the six months preceding such employment, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Imation Company to cease doing business with such Imation Company, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of an Imation Company.

                  (iii) Stockholder will not, directly or indirectly, either for himself or any other person, solicit the business of any person known to Stockholder to be a customer of an Imation Company, whether or not Stockholder had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of the Company as in existence or proposed to be developed or acquired by the Company on the date of this Agreement and conducted by any of the Imation Companies after the Effective Time.

         (b) In the event of a breach by Stockholder of any covenant set forth in Subsection 5(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

         (c) Stockholder will not, at any time during or after Restricted Period, disparage an Imation Company or any of its stockholders, directors, officers, employees or agents, and the Imation Companies will not disparage Stockholder at any time during or after the Restricted Period (except, in either case, for disclosures required under applicable law); and

         (d) Stockholder will, during the Restricted Period, within 10 days after accepting any employment, advise Imation of the identity of any employer of Stockholder. Imation may serve notice upon each such employer that Stockholder is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

         6. REMEDIES. If Stockholder breaches the covenants set forth in Sections 4 or 5 of this Agreement, Imation will be entitled to the following remedies:

         (a) Damages to which Imation is legally entitled from Stockholder;

         (b) To offset against any and all amounts owing to Stockholder under the Merger Agreement, including any payments under the Contingent Payment Rights, or under the Employment Agreement dated of even date herewith, any and all amounts which Imation is entitled to under Section 6(a) of this Agreement, provided that any such amounts withheld are delivered to a third party pursuant to an escrow agreement that provides that the escrow agent shall distribute any such funds to the party to whom they are due and owing after determination of the validity of the claim under Section 6(a);

         (c) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 4 and 5 of this Agreement without the necessity of posting bond or providing actual damages, it is agreed that money damages alone would be inadequate to compensate Imation and would be an inadequate remedy for such breach; and

         (d) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

         7. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon Imation, the Company and Stockholder and will inure to the benefit of Imation and the Company and their affiliates, successors and assigns and Stockholder and Stockholder's assigns, heirs and legal representatives. Notwithstanding the foregoing, Stockholder shall have no rights to assign Stockholder's obligations hereunder, and any attempted assignment of such obligations shall be null and void.

         8. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9. GOVERNING LAW. This Agreement will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

         10. SEVERABILITY. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Stockholder.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         12. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and/or facsimile numbers set forth below (or to such other addresses and/or facsimile numbers as a party may designate by notice to the other parties):

         Notices to Stockholder: to the address of Stockholder on the signature page of this Agreement.


         Notices to Imation:                         with a copy to:

         Imation Corp.                               Dorsey & Whitney LLP
         Legal Affairs                               220 South Sixth Street
         One Imation Place                           Minneapolis, MN 55402
         Oakdale, MN  55128-3414                     Attention: Gary L. Tygesson
         Attn:  Susan Laine                          Telecopy:  (612) 340-8753

         Imation Corp.
         One Imation Place
         Oakdale, MN  55128-3414
         Attn:  Brad T. Sauer

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the Company, Imation and Stockholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         15. EMPLOYEE AGREEMENT. Notwithstanding Section 14 of this Agreement, Stockholder and Imation agree that the Employee Agreement, dated as of the date hereof, by and between Stockholder and Imation, addresses certain matters set forth herein in Stockholder's capacity as an employee of the Company and Imation. In the event of any inconsistencies between the Employee Agreement and this Agreement, this Agreement shall govern. In addition, during the Restricted Period, the Company shall have no obligation to make payments to me under paragraph F.a of the Employee Agreement in order to enforce any of Stockholder's obligations under this Agreement during the Restricted Period. This Agreement shall not in any way modify the obligations of the Surviving Corporation (including payment obligations of the Surviving Corporation) under the Key Management Agreement, dated as of the date hereof, by and between Stockholder and the Surviving Corporation.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    IMATION CORP.

                                    By _______________________________________
                                       Its ___________________________________


                                    CEMAX-ICON, INC.

                                    By _______________________________________
                                       Its ___________________________________


                                    STOCKHOLDER:


                                    __________________________________________
                                    Name

                                    [Address]